UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2025

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32236	14-1904657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas

New York, NY 10036

(Address of principal executive offices and Zip Code)

(212) 832-3232

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, Raja Dakkuri provided notice to Cohen & Steers, Inc. (the “Company”) of his decision to resign from his positions as Executive Vice President, Chief Financial Officer of the Company. Mr. Dakkuri will remain with the Company in such positions through October 17, 2025 (the “Effective Date”) to ensure an orderly transition of responsibilities. Mr. Dakkuri has secured another opportunity, and his resignation was not the result of any disagreement with the Company or any matter related to its operations, policies, practices or financial reporting.

The Company has appointed Michael Donohue, Senior Vice President and Controller of the Company, to the position of Interim Chief Financial Officer of the Company, effective on the Effective Date. Mr. Donohue will retain his positions as Senior Vice President and Controller.

Mr. Donohue, age 50, has served as Senior Vice President and Controller of the Company since May 2023. Prior to joining the Company, he served in various positions at Hamilton Lane from 2008 until 2023, most recently as a Managing Director and Corporate Controller. Mr. Donohue’s experience also includes prior finance and accounting roles at PQ Corporation and KPMG LLP. Mr. Donohue has a BS degree in Accounting from Pennsylvania State University and an MBA degree from Villanova University.

In connection with Mr. Donohue’s appointment as Interim Chief Financial Officer, the compensation committee of the Company’s board of directors has approved a bonus award to Mr. Donohue in an aggregate amount of $300,000, consisting of (1) $150,000 in cash, payable during the first quarter of 2026, and (2) a number of Company restricted stock units equal to the quotient of $150,000 divided by the closing price of the Company’s common stock on October 17, 2025 (the “Grant Date”), to be granted on the Grant Date and to vest ratably over four years on each annual anniversary of the Grant Date. Except as provided herein, the terms of such restricted stock units are the same as those previously disclosed by the Company and applicable to Company executive officers generally, including customary restrictive covenants relating to non-interference, non-solicitation and non-disparagement.

Item 7.01.	Regulation FD Disclosure.

On September 15, 2025, the Company issued a press release announcing Mr. Donohue’s appointment and Mr. Dakkuri’s decision to resign from his positions at the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the exhibit index accompanying this Current Report on Form 8-K are furnished herewith.

Exhibit No.	Description

99.1	Press release dated September 15, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc.
(Registrant)

Date: September 15, 2025	By:	/s/ Francis C. Poli
	Name: Title:	Francis C. Poli Executive Vice President, General Counsel and Secretary